Filed pursuant to Rule 424(b)(3)
Registration No.   333-264468

FRANKLIN TEMPLETON HOLDINGS TRUST
Franklin Responsibly Sourced Gold ETF (the “Fund”)
Supplement No. 3 dated May 5, 2023
to Prospectus dated June 27, 2022

Effective as of May 19, 2023, the Fund’s ticker symbol will change to “FGDL.” All references to the Fund’s ticker symbol in the Prospectus are revised accordingly as of that date.
This supplement contains information which amends and supplements certain information contained in the Fund’s Prospectus dated June 27, 2022. Please read it and keep it with your Prospectus for future reference.